EXHIBIT 13

            THE TRAVELERS FUND ABD AND ABD II FOR VARIABLE ANNUITIES

              SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS

The standardized and nonstandardized average annual total returns are computed according to the formula described below. A hypothetical initial investment of $1,000 is applied to the Funding Option, and then related to ending redeemable values as of the most recent fiscal year end, for the calendar year-to-date (nonstandardized only), and over a 1-year, 3-year (nonstandardized only), 5-year, and 10-year period, or since inception if a Funding Option has not been in existence for one of the prescribed periods.

T  =  (ERV/P)(1/n)  -1 where:

         T        =        average annual total return
         P        =        a hypothetical initial payment of $1,000
         n        =        the applicable year (1, 3, 5, 10) or portion thereof
         ERV      =        ending redeemable value of a hypothetical $1,000
                           payment made at the beginning of each of the periods

Both the standardized and nonstandardized performance returns reflect the deduction for the management fees and other expenses for a Funding Option, the mortality and expense risk charge(s) and the administrative expense charge.

For Funding Options that were in existence prior to the date they became available under the Separate Account, the standardized average total return quotations may be accompanied by returns showing the investment performance that such Fund Options would have achieved (reduced by applicable charges/fees) had they been held under the Contract for the period quoted. The total return quotations are based on historical earnings and are not necessarily representative of future performance.

STANDARDIZED METHOD

The standardized returns take into consideration all fees and/or charges applicable to the Funding Option or contract. Standardized performance figures will only be available after the product offered through the Separate Account has begun operating.

Under the standardized method, the $30 annual contract administrative charge is reflected in the calculation. It is expressed as a percentage of assets based on the actual fees collected divided by the average net assets for contracts sold under the prospectus for each year for which performance is shown.

NONSTANDARDIZED METHOD

Nonstandardized returns do not reflect the deduction of the $30 annual administrative charge, which, if reflected, would decrease the level of performance shown.

For a Schedule of the Computation of the Historical Total Return Quotations, see attached.

                               Premier Adviser II
                            Unit Values Calculations

                                                                                                      Unit Values At
                                                                                     ---------------------------------------------
                                                                                         12/31/01        12/31/00       12/31/98
----------------------------------------------------------------------------------------------------------------------------------
Equity Income Portfolio (Fidelity)                                       16-Dec-96       1.521453         1.65221       1.483868
Fidelity VIP II Contrafund(R)Portfolio - Service Class 2*                01-May-01       0.796165              --             --
Fidelity VIP Mid Cap Portfolio - Service Class 2*                        18-Dec-00       0.999299        1.050441             --
Janus Aspen Capital Appreciation Portfolio - Service Shares*             01-Nov-00       0.671734        0.871557             --
Janus Aspen strategic Value Portfolio - Service Shares*                  18-Dec-00       0.925065        1.023954             --
Janus Aspen Worldwide Growth Portfolio - Service Shares*                 01-Nov-00       0.608908        0.798068             --
Large Cap Portfolio (Fidelity)                                           30-Aug-96       1.459459        1.790448       1.664692
Morgan Stanley UIF Active International Allocation Portfolio             01-May-00       0.724397        0.917164             --
Morgan Stanley UIF Emerging Markets Equity Portfolio                     22-May-98       0.820084        0.889444       0.768864
Morgan Stanley UIF Equity Growth Portfolio                               01-May-00       0.688463        0.822557             --
Morgan Stanley UIF Global Value Equity Portfolio                         19-May-98       1.024631        1.117879       0.990735
Morgan Stanley UIF Mid Cap Growth Portfolio                              01-May-00       0.600005        0.860914             --
Morgan Stanley UIF Mid Cap Value Portfolio                               20-May-98       1.287704        1.348439       1.042277
Morgan Stanley UIF Technology Portfolio                                  01-May-00       0.329937        0.654151             --
Morgan Stanley UIF U.S. Real Estate Securities Portfolio                 22-May-98       1.183871         1.09306       0.908656
Morgan Stanley UIF Value Portfolio                                       20-May-98       1.058841        1.050024       0.880104
Salomon Brothers Variable Capital Fund                                   22-May-98       1.528904          1.5216             --
Salomon Brothers Variable Investors Fund                                 08-Apr-98       1.216362        1.286999             --
Salomon Brothers Variable Small Cap Growth Fund                          01-May-00       0.902824        0.986921             --
Van Kampen Comstock Portfolio - Class II Shares*                         18-Dec-00       1.024089        1.068534             --
Van Kampen Emerging Growth Portfolio Class II Shares*                    18-Dec-00       0.664448        0.986128             --
Van Kampen Enterprise Portfolio Class II Shares*                         18-Dec-00       0.780504        0.997012             --
Van Kampen Growth and Income Portfolio Class II Shares*                  18-Dec-00       0.959725        1.035995             --
BOND PORTFOLIOS:
Salomon Brothers Variable High Yield Bond Fund                           20-May-98       1.054507        1.017193       0.991482
Salomon Brothers Variable Strategic Bond Fund                            20-May-98       1.145095        1.086215       1.037047
Van Kampen Domestic Income Portfolio - Class II Shares*                  18-Dec-00       1.082993        1.002015             --
Van Kampen Government Portfolio - Class II Shares*                       18-Dec-00       1.055266        1.002704             --
BALANCED ACCOUNTS:
Janus Aspen Balanced Portfolio - Service Shares*                         01-May-00       0.911383        0.971996             --
MONEY MARKET PORTFOLIOS:
Van Kampen Money Market Portfolio - Class II Shares*                     18-Dec-00       1.021765        1.001775             --



                Unit Values At
--------------------------------------------
    12/31/96       12/31/91      Inception
--------------------------------------------
    1.025939             --       0.922928
          --             --       0.835841
          --             --        0.99721
          --             --       0.968647
          --             --        1.01002
          --             --       0.883404
    1.022895             --       0.907122
                         --       0.845172
          --             --        0.98652
          --             --       0.985754
          --             --          1.001
          --             --       0.981820
          --             --         1.0124
          --             --       0.977781
          --             --          1.001
          --             --        0.98652
          --             --          1.001
          --             --        0.99602
          --             --       0.974844
          --             --        0.95654
          --             --        0.97865
          --             --        0.99235
          --             --          1.012
                         --
          --             --          1.012
          --             --          1.001
          --             --        0.99857
          --             --          1.001

          --             --       0.995109

          --             --        0.99785